Exhibit 99

PRESS RELEASE

For Immediate Release	August 23, 2012
For Further Information:	Tim O’Dell, CEO
Phone: 330.576.1200
Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES APPOINTMENT OF NEW

DIRECTORS AND EXECUTIVE OFFICERS

Fairlawn, Ohio – August 23, 2012 – Central Federal Corporation (Nasdaq: CFBK), the parent company of CFBank, today announced the appointment of Timothy T. O’Dell, Thad R. Perry, Robert E. Hoeweler, James Howard Frauenberg II, and Donal Malenick as directors of the Company and CFBank. Mr. Hoeweler was also elected as Chairman of the Boards of the Company and CFBank. In addition, Mr. O’Dell was appointed as Chief Executive Officer and Mr. Perry was appointed as President of the Company and CFBank. These appointments were effective August 23, 2012 and were made pursuant to the terms of the Standby Purchase Agreements associated with the Company’s recently completed stock offering.

Messrs. O’Dell, Perry and Hoeweler led a group of investors, including Messrs. Frauenberg and Malenick, that contributed significantly to the successful completion of the Company’s stock offering.

Mr. O’Dell is the founder and principal of the Chetwood Group, which provides advisory services to a number of privately held enterprises in construction, health care, real estate and professional services. Prior to founding Chetwood in 2003, Mr. O’Dell spent 22 years at Fifth Third Bank, and was a senior executive with Fifth Third’s Central Ohio operations for 12 of those years, concluding his tenure serving as President and Chief Executive Officer. For 10 of his years with Fifth Third – Central Ohio, Mr. O’Dell also served as a senior lender and managed its commercial banking and residential and commercial real estate divisions. During his tenure, Fifth Third’s Central Ohio division grew by $4 billion in deposits and $5 billion in loans from organic growth and through strategic acquisitions. Mr. O’Dell has served on the board of the Columbus Chamber of Commerce and The Ohio State University Medical Center, and he was a founding investor in the Ohio TechAngel Venture Fund. Mr. O’Dell is a graduate of Marshall University and has taken classes towards an MBA at Xavier University.

Mr. Perry was a Senior Partner with Accenture for over 30 years where he was involved in consulting, transaction structuring and management of operations. He operated the firm’s Columbus, Ohio practice and developed its regulated industries practice. Mr. Perry obtained considerable international experience during his time at Accenture. From 1988 through 1998, Mr. Perry managed Accenture’s German, Austrian and Swiss practices, which accounted for nearly $1 billion in gross revenues. He was also the Chief Operating Officer of Western Europe operations, and served on Accenture’s European Management Board and the Global Strategic Planning, Management, Markets, Executive, Outsourcing and Technology Committees. He was heavily involved in directing the firm’s strategy and mobilization initiatives associated with East Europe, and supervised ongoing operations there. His experiences in banking include the transformation of both the technical and business processes for credit card, internet banking and security, stock and trading exchanges, international banking and customer relationship management. Mr. Perry has an engineering degree and MBA from The Ohio State University, and has been honored as a Distinguished Alumnus from both colleges. Mr. Perry is also a Certified Public Accountant (inactive).

Mr. Hoeweler is Chief Executive Officer of a diverse group of companies owned by the Hoeweler family. The Hoeweler holdings include manufacturing, communication, distribution, business services and venture capital entities. Mr. Hoeweler has served on the boards of directors of one of the country’s largest privately owned waste and recycling companies since 1986 and a privately owned commercial bakery since 1988. Past board affiliations include Skipjack Financial Services from 1996-2009, a provider of payment processing services, which the Hoeweler family led from its inception through the sale to a super-regional banking company that is a global top five payment processor, and Winton Financial Corporation from 1989-2005, a savings and loan holding company located in Cincinnati, Ohio. Mr. Hoeweler’s tenure at Winton included its initial public offering in 1998 and he was Vice Chairman at the time of its ultimate sale in 2005 to WesBanco, Inc. Mr. Hoeweler is a graduate of the University of Cincinnati.

James Howard Frauenberg II is the principal owner of Addison Holding, LLC which manages investments of private individuals and has been active in opening new franchises for two retail chains, Five Guys Burgers and Fries and Flip Flops. Mr. Frauenberg was a senior officer with Check Smart Financial in Dublin, Ohio from 1995 to 2008, when he resigned.

Donal Malenick was Chief Executive Officer of Columbus Steel Castings from 2003 through 2008. Prior to that, Mr. Malenick was president of Worthington Steel from 1976 to 1999. Mr. Malenick was a board member of Max and Erma’s Restaurants of Columbus, Ohio from 2006 until it was sold in 2008, and was a member of KeyBank’s advisory board from 2001 to 2005. Mr. Malenick has been a private investor since 2008.

Mr. Hoeweler, Chairman of the Board, commented, “We believe the completion of this transaction is good for all stakeholders, including stockholders, customers, employees and the communities in which we operate.” Mr. O’Dell, CEO, added, “We are truly excited by this opportunity to build upon the solid CFBank base and to expand our products and services to better serve our customers.”

Also in accordance with the terms of the Standby Purchase Agreements associated with the Company’s stock offering, and effective August 23, 2012: Jerry F. Whitmer resigned as Chairman of the Boards of the Company and CFBank and will remain a member of both Boards; Therese A. Liutkus, resigned as President and will remain with the Company and CFBank as Chief Financial Officer and Treasurer.

Eloise L. Mackus resigned as Chief Executive Officer effective August 23, 2012 in accordance with the terms of the Standby Purchase Agreements, and as General Counsel and Secretary effective September 12, 2012. Ms. Mackus served as Chief Executive Officer of the Company and CFBank since February 2011, after being named interim Chief Executive Officer in May 2010. She joined the Company and CFBank in July 2003, and was previously Executive Vice President, General Counsel and Secretary. Ms. Mackus will continue her more than 20 year banking career as a director, President and Chief Executive Officer of Security Bank in Springfield, Illinois.

Jerry F. Whitmer, former Chairman of the Board, commented, “Elly’s leadership was integral in our ability to successfully complete the capital raise and secure a solid future for CFBank. We were proud to have her as the first woman CEO of a publicly traded bank in Northeast Ohio. We thank her for her leadership and wish her much success in her future endeavors.”

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank is a full service bank providing retail/consumer, business banking and residential mortgage loan products and services. We serve the greater Akron and Columbus, Ohio markets through our offices in Fairlawn and Worthington, Ohio, and have offices in Calcutta and Wellsville, Ohio, which are located in what is considered the Utica Shale investment corridor. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.